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                                                                    EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Alkermes, Inc. on Form S-3 of our report dated May 21, 1999, appearing in the Annual Report on Form 10-K of Alkermes, Inc., for the year ended March 31, 1999, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP


Boston, Massachusetts
February 29, 2000